Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the use in the Amendment Number One to Form SB-2 Registration Statement, of Kanakaris Communications, Inc. and Subsidiary our report for the years ended September 30, 1998 and 1997 dated March 10, 1999 (except for Notes 1(B) and 6(B) as to which the date is September 21, 1999) relating to the consolidated financial statements of Kanakaris Communications, Inc. and Subsidiaries which appear in such Form SB-2.


                                        /s/ Weinberg & Company, P.A.


                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants


Boca Raton, Florida
November 8, 1999